INTERACTIVE BROKERS GROUP ANNOUNCES 4Q2021 RESULTS

— — —

GAAP DILUTED EPS OF $0.67, ADJUSTED1 EPS OF $0.83
GAAP NET REVENUES OF $603 MILLION, ADJUSTED NET REVENUES OF $683 MILLION

GREENWICH, CONN, January 18, 2022 — Interactive Brokers Group, Inc. (Nasdaq: IBKR), an automated global electronic broker, announced results for the quarter ended December 31, 2021.

Reported diluted earnings per share were $0.67 for the current quarter and $0.83 as adjusted. For the year-ago quarter, reported diluted earnings per share were $0.81 and $0.69 as adjusted.

Reported net revenues were $603 million for the current quarter and $683 million as adjusted. For the year-ago quarter, reported net revenues were $599 million and $582 million as adjusted.

Reported income before income taxes was $373 million for the current quarter and $453 million as adjusted. For the year-ago quarter, reported income before income taxes was $392 million and $375 million as adjusted.

Financial Highlights

•	Commission revenue increased $32 million, or 11%, from the year-ago quarter on higher customer options and futures trading volumes and higher average per share commission in stocks.

•	Net interest income increased $70 million, or 31%, from the year-ago quarter on higher margin loan balances and strong securities lending activity.

~~•~~
Other income decreased $104 million from the year-ago quarter. This decrease was mainly comprised of $89 million related to our strategic investment in Up Fintech Holding Limited (“Tiger Brokers”) and $10 million related to our currency diversification strategy.

•	Reported pretax profit margin was 62% for the current quarter and 66% as adjusted. For the year-ago quarter, reported pretax margin was 65% and 64% as adjusted.

•	Total equity of $10.2 billion.

The Interactive Brokers Group, Inc. Board of Directors declared a quarterly cash dividend of $0.10 per share. This dividend is payable on March 14, 2022 to shareholders of record as of March 1, 2022.

1 See the reconciliation of non-GAAP financial measures starting on page 9.

Business Highlights

•	Customer accounts increased 56% from the year-ago quarter to 1.68 million.
•	Customer equity grew 30% from the year-ago quarter to $373.8 billion.
•	Total DARTs[2] increased 16% from the year-ago quarter to 2.44 million.
•	Cleared DARTs increased 16% from the year-ago quarter to 2.16 million.
•	Customer credits increased 12% from the year-ago quarter to $87.1 billion.
•	Customer margin loans increased 40% from the year-ago quarter to $54.6 billion.

Effects of Foreign Currency Diversification

In connection with our currency diversification strategy, we base our net worth in GLOBALs, a basket of 10 major currencies in which we hold our equity. In this quarter, our currency diversification strategy decreased our comprehensive earnings by $25 million, as the U.S. dollar value of the GLOBAL decreased by approximately 0.22%. The effects of the currency diversification strategy are reported as components of (1) Other Income (loss of $23 million) and (2) Other Comprehensive Income (loss of $2 million).

Conference Call Information:

Interactive Brokers Group, Inc. will hold a conference call with investors today, January 18, 2022, at 4:30 p.m. ET to discuss its quarterly results.  Investors who would like to listen to the conference call live should dial 877-324-1965 (U.S. domestic) and 631-291-4512 (international). The number should be dialed approximately ten minutes prior to the start of the conference call. Ask for the “Interactive Brokers Conference Call.” The conference call will also be accessible simultaneously, and through replays, as an audio webcast through the Investor Relations section of the Interactive Brokers web site, www.interactivebrokers.com/ir.

About Interactive Brokers Group, Inc.:

Interactive Brokers Group affiliates provide automated trade execution and custody of securities, commodities and foreign exchange around the clock on over 135 markets in numerous countries and currencies, from a single IBKR Integrated Investment Account to clients worldwide. We service individual investors, hedge funds, proprietary trading groups, financial advisors and introducing brokers. Our four decades of focus on technology and automation has enabled us to equip our clients with a uniquely sophisticated platform to manage their investment portfolios. We strive to provide our clients with advantageous execution prices and trading, risk and portfolio management tools, research facilities and investment products, all at low or no cost, positioning them to achieve superior returns on investments. Barron’s ranked Interactive Brokers #1 with 5 out of 5 stars in its February 26, 2021, Best Online Broker Review.

Cautionary Note Regarding Forward-Looking Statements:

The foregoing information contains certain forward-looking statements that reflect the Company’s current views with respect to certain current and future events and financial performance. These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. Any forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the Company’s financial results may be found in the Company’s filings with the Securities and Exchange Commission.

For Interactive Brokers Group, Inc. Investors: Nancy Stuebe, investor-relations@ibkr.com or Media: Rob Garfield, media@ibkr.com.

2 Daily average revenue trades (DARTs) are based on customer orders.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2021	2020	2021	2020
	(in millions, except share and per share data)

Revenues:
Commissions	$320	$288	$1,350	$1,112
Other fees and services	58	52	218	175
Other income (loss)	(70)	34	(2)	59
Total non-interest income	308	374	1,566	1,346

Interest income	350	280	1,372	1,133
Interest expense	(55)	(55)	(224)	(261)
Total net interest income	295	225	1,148	872
Total net revenues	603	599	2,714	2,218

Non-interest expenses:
Execution, clearing and distribution fees	53	66	236	293
Employee compensation and benefits	108	86	399	325
Occupancy, depreciation and amortization	22	18	80	69
Communications	9	7	33	26
General and administrative	38	30	176	236
Customer bad debt	-	-	3	13
Total non-interest expenses	230	207	927	962
Income before income taxes	373	392	1,787	1,256
Income tax expense	35	12	151	77
Net income	338	380	1,636	1,179
Net income attributable to noncontrolling interests	271	309	1,328	984
Net income available for common stockholders	$67	$71	$308	$195

Earnings per share:
Basic	$0.68	$0.82	$3.27	$2.44
Diluted	$0.67	$0.81	$3.24	$2.42

Weighted average common shares outstanding:
Basic	98,181,875	87,076,038	94,167,572	79,939,289
Diluted	98,980,339	87,772,443	95,009,880	80,638,908

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2021	2020	2021	2020
	(in millions, except share and per share data)

Comprehensive income:
Net income available for common stockholders	$67	$71	$308	$195
Other comprehensive income:
Cumulative translation adjustment, before income taxes	(1)	26	(22)	26
Income taxes related to items of other comprehensive income	-	-	-	-
Other comprehensive income (loss), net of tax	(1)	26	(22)	26
Comprehensive income available for common stockholders	$66	$97	$286	$221

Comprehensive earnings per share:
Basic	$0.67	$1.05	$3.04	$2.77
Diluted	$0.67	$1.05	$3.01	$2.74

Weighted average common shares outstanding:
Basic	98,181,875	87,076,038	94,167,572	79,939,289
Diluted	98,980,339	87,772,443	95,009,880	80,638,908

Comprehensive income attributable to noncontrolling interests:
Net income attributable to noncontrolling interests	$271	$309	$1,328	$984
Other comprehensive income - cumulative translation adjustment	(1)	74	(75)	98
Comprehensive income attributable to noncontrolling interests	$270	$383	$1,253	$1,082

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(UNAUDITED)

			December 31, 2021	December 31, 2020
			(in millions)

Assets
Cash and cash equivalents			$2,449	$4,292
Cash - segregated for regulatory purposes			22,888	15,903
Securities - segregated for regulatory purposes			15,121	27,821
Securities borrowed			3,912	4,956
Securities purchased under agreements to resell			4,380	792
Financial instruments owned, at fair value			673	630
Receivables from customers, net of allowance for credit losses			54,935	39,333
Receivables from brokers, dealers and clearing organizations			3,719	1,254
Other assets			872	698
Total assets			$108,949	$95,679

Liabilities and equity

Liabilities
Short-term borrowings			$27	$118
Securities loaned			11,769	9,838
Financial instruments sold but not yet purchased, at fair value			182	153
Other payables:
Customers			85,634	75,882
Brokers, dealers and clearing organizations			559	182
Other payables			556	503
			86,749	76,567
Total liabilities			98,727	86,676

Equity
Stockholders' equity			2,395	1,951
Noncontrolling interests			7,827	7,052
Total equity			10,222	9,003
Total liabilities and equity			$108,949	$95,679

	December 31, 2021		December 31, 2020
Ownership of IBG LLC Membership Interests	Interests	%	Interests	%

IBG, Inc.	98,230,127	23.5%	90,780,444	21.8%
Noncontrolling interests (IBG Holdings LLC)	319,880,492	76.5%	325,960,034	78.2%

Total IBG LLC membership interests	418,110,619	100.0%	416,740,478	100.0%

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
OPERATING DATA

TRADE VOLUMES:
(in 000's, except %)
	Cleared		Non-Cleared						Avg. Trades
	Customer	%	Customer	%	Principal	%	Total	%	per U.S.
Period	Trades	Change	Trades	Change	Trades	Change	Trades	Change	Trading Day
2019	302,289		26,346		17,136		345,771		1,380
2020	620,405	105%	56,834	116%	27,039	58%	704,278	104%	2,795
2021	871,319	40%	78,276	38%	32,621	21%	982,216	39%	3,905

4Q2020	178,614		17,008		7,455		203,077		3,223
4Q2021	207,457	16%	19,961	17%	8,001	7%	235,419	16%	3,707

3Q2021	193,218		18,106		8,228		219,552		3,431
4Q2021	207,457	7%	19,961	10%	8,001	(3%)	235,419	7%	3,707

CONTRACT AND SHARE VOLUMES:
(in 000's, except %)

TOTAL
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2019	390,739		128,770		176,752,967
2020	624,035	60%	167,078	30%	338,513,068	92%
2021	887,849	42%	154,866	(7%)	771,273,709	128%

4Q2020	170,191		35,295		121,062,599
4Q2021	244,349	44%	41,997	19%	117,410,095	(3%)

3Q2021	214,988		36,940		172,828,874
4Q2021	244,349	14%	41,997	14%	117,410,095	(32%)

ALL CUSTOMERS
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2019	349,287		126,363		167,826,490
2020	584,195	67%	164,555	30%	331,263,604	97%
2021	852,169	46%	152,787	(7%)	766,211,726	131%

4Q2020	160,953		34,851		119,654,910
4Q2021	235,400	46%	41,318	19%	116,546,652	(3%)

3Q2021	205,797		36,473		172,082,316
4Q2021	235,400	14%	41,318	13%	116,546,652	(32%)

CLEARED CUSTOMERS
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2019	302,068		125,225		163,030,500
2020	518,965	72%	163,101	30%	320,376,365	97%
2021	773,284	49%	151,715	(7%)	752,720,070	135%

4Q2020	144,378		34,459		116,538,527
4Q2021	213,143	48%	41,096	19%	113,441,967	(3%)

3Q2021	186,656		36,245		169,002,045
4Q2021	213,143	14%	41,096	13%	113,441,967	(33%)

[1]	Includes options on futures.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
OPERATING DATA, CONTINUED

PRINCIPAL TRANSACTIONS
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2019	41,452		2,407		8,926,477
2020	39,840	(4%)	2,523	5%	7,249,464	(19%)
2021	35,680	(10%)	2,079	(18%)	5,061,983	(30%)

4Q2020	9,238		444		1,407,689
4Q2021	8,949	(3%)	679	53%	863,443	(39%)

3Q2021	9,191		467		746,558
4Q2021	8,949	(3%)	679	45%	863,443	16%

[1]	Includes options on futures.

CUSTOMER STATISTICS

Year over Year	4Q2021	4Q2020	% Change
Total Accounts (in thousands)	1,676	1,073	56%
Customer Equity (in billions)[1]	$373.8	$288.6	30%

Cleared DARTs (in thousands)	2,162	1,871	16%
Total Customer DARTs (in thousands)	2,436	2,109	16%

Cleared Customers
Commission per Cleared Commissionable Order[2]	$2.38	$2.46	(3%)
Cleared Avg. DARTs per Account (Annualized)	339	459	(26%)

Consecutive Quarters	4Q2021	3Q2021	% Change
Total Accounts (in thousands)	1,676	1,536	9%
Customer Equity (in billions)[1]	$373.8	$353.8	6%

Cleared DARTs (in thousands)	2,162	2,017	7%
Total Customer DARTs (in thousands)	2,436	2,263	8%

Cleared Customers
Commission per Cleared Commissionable Order[2]	$2.38	$2.46	(3%)
Cleared Avg. DARTs per Account (Annualized)	339	343	(1%)

[1]	Excludes non-customers.

[2]	Commissionable Order - a customer order that generates commissions.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
NET INTEREST MARGIN
(UNAUDITED)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2021	2020	2021	2020
	(in millions)
Average interest-earning assets
Segregated cash and securities	$37,674	$43,128	$40,328	$41,898
Customer margin loans	51,889	32,775	45,681	28,960
Securities borrowed	3,200	3,808	3,677	4,235
Other interest-earning assets	7,861	5,799	7,029	5,593
FDIC sweeps[1]	2,377	2,919	2,663	2,882
	$103,001	$88,429	$99,376	$83,568

Average interest-bearing liabilities
Customer credit balances	$83,001	$71,190	$79,297	$67,540
Securities loaned	10,810	6,499	10,871	5,702
Other interest-bearing liabilities	1	17	109	215
	$93,812	$77,706	$90,277	$73,457

Net interest income
Segregated cash and securities, net	$(5)	$7	$(9)	$166
Customer margin loans[2]	149	93	535	380
Securities borrowed and loaned, net	134	115	568	343
Customer credit balances, net[2]	8	9	33	(46)
Other net interest income1/3	11	8	36	55
Net interest income[3]	$297	$232	$1,163	$898

Net interest margin ("NIM")	1.14%	1.04%	1.17%	1.07%

Annualized yields
Segregated cash and securities	-0.05%	0.06%	-0.02%	0.40%
Customer margin loans	1.14%	1.13%	1.17%	1.31%
Customer credit balances	-0.04%	-0.05%	-0.04%	0.07%

[1]
Represents the average amount of customer cash swept into FDIC-insured banks as part of our Insured Bank Deposit Sweep Program. This item is not recorded in the Company's consolidated statements of financial condition. Income derived from program deposits is reported in other net interest income in the table above.

[2]
Interest income and interest expense on customer margin loans and customer credit balances, respectively, are calculated on daily cash balances within each customer’s account on a net basis, which may result in an offset of balances across multiple account segments (e.g., between securities and commodities segments).

[3]
Includes income from financial instruments that has the same characteristics as interest, but is reported in other fees and services and other income in the Company’s consolidated statements of comprehensive income. For the three and twelve months ended December 31, 2021 and 2020, $1 million, $7 million, $15 million, and $21 million were reported in other fees and services, respectively. For the three and twelve months ended December 31, 2021 and 2020, $1 million, $0 million, $0 million, and $5 million were reported in other income, respectively.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2021	2020	2021	2020
	(in millions)

Adjusted net revenues[1]
Net revenues - GAAP	$603	$599	$2,714	$2,218

Non-GAAP adjustments
Currency diversification strategy, net	23	13	37	19
Mark-to-market on investments[2]	57	(33)	30	(36)
Remeasurement of TRA liability[3]	-	3	(1)	3
Total non-GAAP adjustments	80	(17)	66	(14)
Adjusted net revenues	$683	$582	$2,780	$2,204

Adjusted income before income taxes[1]
Income before income taxes - GAAP	$373	$392	$1,787	$1,256

Non-GAAP adjustments
Currency diversification strategy, net	23	13	37	19
Mark-to-market on investments[2]	57	(33)	30	(36)
Remeasurement of TRA liability[3]	-	3	(1)	3
Customer compensation expense[4]	-	-	-	103
Bad debt expense[5]	-	-	-	1
Total non-GAAP adjustments	80	(17)	66	90
Adjusted income before income taxes	$453	$375	$1,853	$1,346

Adjusted pre-tax profit margin	66%	64%	67%	61%

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2021	2020	2021	2020
	(in millions)
Adjusted net income available for common stockholders[1]
Net income available for common stockholders - GAAP	$67	$71	$308	$195

Non-GAAP adjustments
Currency diversification strategy, net	6	3	8	4
Mark-to-market on investments[2]	13	(7)	7	(7)
Remeasurement of TRA liability[3]	-	3	(1)	3
Customer compensation expense[4]	-	-	-	20
Bad debt expense[5]	-	-	-	0
Income tax effect of above adjustments[6]	(4)	1	(3)	(3)
Remeasurement of deferred income taxes[7]	-	(11)	1	(11)
Total non-GAAP adjustments	15	(11)	12	6
Adjusted net income available for common stockholders	$82	$60	$320	$201
Note: Amounts may not add due to rounding.

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2021	2020	2021	2020
	(in dollars)
Adjusted diluted EPS[1]
Diluted EPS - GAAP	$0.67	$0.81	$3.24	$2.42

Non-GAAP adjustments
Currency diversification strategy, net	0.06	0.03	0.09	0.05
Mark-to-market on investments[2]	0.13	(0.08)	0.07	(0.08)
Remeasurement of TRA liability[3]	0.00	0.04	(0.01)	0.04
Customer compensation expense[4]	0.00	0.00	0.00	0.24
Bad debt expense[5]	0.00	0.00	0.00	0.00
Income tax effect of above adjustments[6]	(0.04)	0.01	(0.03)	(0.04)
Remeasurement of deferred income taxes[7]	0.00	(0.12)	0.01	(0.14)
Total non-GAAP adjustments	0.15	(0.12)	0.13	0.08
Adjusted diluted EPS	$0.83	$0.69	$3.37	$2.49

Diluted weighted average common shares outstanding	98,980,339	87,772,443	95,009,880	80,638,908
  Note: Amounts may not add due to rounding.

Note: The term “GAAP” in the following explanation refers to generally accepted accounting principles in the United States.
1 Adjusted net revenues, adjusted income before income taxes, adjusted net income available for common stockholders and adjusted diluted earnings per share (“EPS”) are non-GAAP financial measures as defined by SEC Regulation G.
•
We define adjusted net revenues as net revenues adjusted to remove the effect of our currency diversification strategy, our net mark-to-market gains (losses) on investments[2], and the remeasurement of our Tax Receivable Agreement (“TRA”) liability[3].

•
We define adjusted income before income taxes as income before income taxes adjusted to remove the effect of our currency diversification strategy, our net mark-to-market gains (losses) on investments, the remeasurement of our TRA liability, customer compensation expenses[4], and unusual bad debt expense[5].

•
We define adjusted net income available to common stockholders as net income available for common stockholders adjusted to remove the after-tax effects attributable to IBG, Inc. of our currency diversification strategy, our mark-to-market gains (losses) on investments, the remeasurement of our TRA liability, customer compensation expenses, unusual bad debt expense, and the remeasurement of certain deferred tax assets[7].

Management believes these non-GAAP items are important measures of our financial performance because they exclude certain items that may not be indicative of our core operating results and business outlook and may be useful to investors and analysts in evaluating the operating performance of the business and facilitating a meaningful comparison of our results in the current period to those in prior and future periods. Our currency diversification strategy, our mark-to-market on investments, the remeasurement of our TRA liability, customer compensation expenses, unusual bad debt expense, and the remeasurement of certain deferred tax assets are excluded because management does not believe they are indicative of our underlying core business performance. Adjusted net revenues, adjusted income before income taxes, adjusted net income available to common stockholders and adjusted diluted EPS should be considered in addition to, rather than as a substitute for, GAAP net revenues, income before income taxes, net income attributable to common stockholders and diluted EPS.

2 Mark-to-market on investments represents the net mark-to-market gains (losses) on our U.S. government securities portfolio, which are typically held to maturity, investments in equity securities that do not qualify for equity method accounting which are measured at fair value, and certain other investments, including equity securities taken over by the Company from customers related to losses on margin loans.

3 Remeasurement of our TRA liability represents the change in the amount payable to IBG Holdings LLC under the TRA, primarily due to changes in the Company’s effective tax rates. For further information refer to Note 4 – Equity and Earnings per Share under Part II, Item 8 – Financial Statements and Supplementary Data of the Company’s Annual Report on Form 10 K filed with the Securities Exchange Commission (“SEC”) on February 26, 2021.

4 Customer compensation expenses were incurred to compensate certain affected customers in connection with their losses on West Texas Intermediate Crude Oil contracts on April 20, 2020, as previously disclosed.

5 Unusual bad debt expense includes material losses on margin loans resulting from unusual events that occur in the marketplace. For the twelve months ended December 31, 2020, unusual bad debt expense reflects losses incurred by customers in excess of the equity in their accounts, related to the West Texas Intermediate Crude Oil event, as previously disclosed.

6 The income tax effect is estimated using the corporate income tax rates applicable to the Company.

7 Remeasurement of certain deferred tax assets represents the change in the unamortized balance of deferred tax assets related to the step-up in basis arising from the acquisition of interests in IBG LLC, primarily due to changes in the Company’s effective tax rates. For further information refer to Note 4 – Equity and Earnings per Share under Part II, Item 8 – Financial Statements and Supplementary Data of the Company’s Annual Report on Form 10 K filed with the Securities Exchange Commission (“SEC”) on February 26, 2021.